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                                                                               4

         THE SEAGRAM COMPANY LTD. AND JOSEPH E. SEAGRAM & SONS, INC. COMPLETE TENDER OFFERS AND CONSENT SOLICITATIONS FOLLOWING FORMAL CLOSING OF COMBINATION AMONG VIVENDI, SEAGRAM AND CANAL+ TO FORM VIVENDI UNIVERSAL

         MONTREAL AND NEW YORK -- DECEMBER 13, 2000 -- The Seagram Company Ltd. ("SCL") and Joseph E. Seagram & Sons, Inc. ("JES") today announced the successful completion of their tender offers and consent solicitations made pursuant to the Offers to Purchase and Consent Solicitation, dated October 31, 2000, of SCL or JES, as the case may be (the "Offers to Purchase") and related Letters of Transmittal and Consent (together with the Offers to Purchase, the "Offers"). The Offers expired at 5:00 p.m., New York City time, on December 12, 2000 (the "Expiration Date"). SCL and JES have accepted for payment all debt securities validly tendered and not properly withdrawn pursuant to the Offers and expect that payment will be made December 19, 2000 in respect of such debt securities.

         The percentages of each series of debt securities validly tendered and not properly withdrawn pursuant to the Offers as of the Expiration Date are specified in the table below.

                              SCL Debt Securities

                                        Outstanding
                                         Principal
                                      Amount Prior to            Percentage
   Series of Debt Securities           Tender Offers              Tendered
-------------------------------      -----------------       -------------------
6.50% Debentures due April 1,          $200,000,000               83.93%
2003
8.35% Debentures due November          $200,000,000               93.77%
15, 2006
8.35% Debentures due January 15,       $200,000,000               97.61%
2022
6.875% Debentures due September        $200,000,000               97.82%
1, 2023

                                 JES Debentures

                                        Outstanding
                                         Principal
                                      Amount Prior to             Percentage
    Series of Debt Securities          Tender Offers               Tendered
-------------------------------      ---------------------    -------------------
5.79% Senior Notes due 2001             $250,000,000               99.73%
6.250% Senior Notes due 2001            $600,000,000               98.02%
6.400% Senior Notes due 2003            $400,000,000               98.88%
6.625% Senior Notes due 2005            $475,000,000               99.46%
8 3/8% Guaranteed Debentures            $200,000,000               96.24%
due February 15, 2007
7% Guaranteed Debentures due            $200,000,000               86.32%
April 15, 2008
6.800% Senior Notes due 2008            $450,000,000               98.77%
8 7/8% Guaranteed Debentures due        $225,000,000               99.44%
September 15, 2011
9.65% Guaranteed Debentures due         $250,000,000               99.43%
August 15, 2018
7.500% Senior Debentures due 2018       $875,000,000               99.85%
9% Guaranteed Debentures due            $200,000,000               99.19%
August 15, 2021
7.600% Senior Debentures due 2028       $700,000,000               99.83%

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                                                                               5


         As previously announced, the requisite consents to the proposed amendments to the debt securities and the indentures pursuant to which the debt securities were issued were received prior to 5:00 p.m., New York City time, on November 14, 2000. Supplemental indentures to effect such amendments have been executed and delivered by SCL, JES and the trustee. The emendments become operative upon the purchase by SCL and JES of the tendered debt securities. In addition, the combination of SCL with Vivendi and CANAL+ was completed on December 8, 2000 and the condition to the Offers relating to the completion of the Vivendi combination has been satisfied. SCL and JES are now subsidiaries of Vivendi Universal.

         Banc of America Securities LLC and Salomon Smith Barney acted as dealer managers for the tender offers and consent solicitations.

         This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities.

         The Seagram Company Ltd., a subsidiary of Vivendi Universal, operates in four global business segments: music, filmed entertainment, recreation and other, and spirits and wine. Vivendi Universal, headquartered in Paris, France, operates a number of leading and increasingly integrated businesses in the telecommunications, multimedia, publishing and distribution, pay television, recreation and Internet industries. By combining an array of popular global and local content with advanced digital distribution technology, e-services and e-commerce, Vivendi Universal provides content to an international customer and subscriber base through a variety of access devices. Vivendi Universal produces, markets and distributes recorded music, motion picture, television and home video products throughout the world in all major genres; operates and has ownership in a number of international cable channels; engages in the licensing of merchandising rights and film property rights; operates theme parks and retail stores; and is also involved in the development of entertainment software. In addition through its environment division, Vivendi Universal provides world-class water, waste management, transportation and energy services operations.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this release address the business combination of Vivendi, Canal+ and Seagram. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Vivendi, Canal+ and Seagram businesses will not be integrated successfully; costs related to the combination; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; and inability to establish and maintain relationships with commerce, advertising, marketing, technology, and content providers. None of Vivendi, Canal+ or Seagram undertakes any obligation to provide updates or to revise any forward-looking statements. Investors and security holders are urged to read the joint proxy statement/prospectus dated November 2, 2000 regarding the business combination transaction referenced in the foregoing information which contains important information. The joint proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission by Vivendi, Canal+ and Seagram. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Vivendi, Canal+ and Seagram with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Vivendi, Canal+ and Seagram. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the joint press release relating to the transaction filed with the Commission by each of Vivendi and Seagram, on June 20, 2000.